Exhibit 5.1
[Letterhead of Brownstein Hyatt Farber Schreck, LLP]
February 29, 2008
Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490 South
Las Vegas, Nevada 89169
Ladies and Gentlemen:
     We have acted as special Nevada counsel to Ameristar Casinos, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share, issuable pursuant to the Company’s Amended and Restated 1999 Stock Incentive Plan (as amended to date, the “Plan”).
     In rendering the opinions hereinafter expressed, we have examined the Registration Statement, the Plan, the Company’s Articles of Incorporation and Bylaws, each as amended to date, and such other documents, records, certificates, memoranda and instruments as we have deemed necessary as a basis for such opinions. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.
     Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each document we reviewed has been duly and validly executed and delivered by each party thereto to the extent due execution and delivery are a prerequisite to the effectiveness thereof, (ii) each natural person executing a document has sufficient legal capacity to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.
     We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the corporate laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to any orders, consents or other authorizations or approvals as

Ameristar Casinos, Inc.
February 29, 2008

may be required by any federal laws, rules or regulations, including any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.
     On the basis of the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:
     1. The issuance by the Company of the Shares has been duly authorized.
     2. The Shares, when and to the extent issued and sold in accordance with the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.
     The opinions expressed herein are based upon the applicable Nevada law in effect and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise the Company or its counsel of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this opinion letter, or of any change in any applicable law or facts occurring after the date of this opinion letter, which may affect the opinions set forth herein. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.
     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ BROWNSTEIN HYATT FARBER SCHRECK, LLP